                                                                    EXHIBIT 99.4

                                 FORMS OF PROXY
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                                     PROXY

                           SIMON PROPERTY GROUP, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

                        SPECIAL MEETING OF STOCKHOLDERS,
                                 AUGUST 6, 1996

     The undersigned hereby appoints David Simon, Herbert Simon and Melvin Simon, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Special Meeting (the "Special Meeting") of Stockholders of Simon Property Group, Inc. (the "Company"), to be held at the Indianapolis Hyatt Regency, One South Capitol Avenue, Indianapolis, Indiana, on August 6, 1996, at 10:00 a.m., Indianapolis time, and any and all adjournments thereof, all of the shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following.

     1. To adopt a single proposal (the "SPG Proposal"), as more fully described in the Prospectus/Joint Proxy Statement of the Company and DeBartolo Realty
Corporation ('DRC"), dated June   , 1996, approving:

          (i) the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 26, 1996, as amended, among the Company, Day Acquisition Corp., a wholly-owned subsidiary of the Company ("Sub"), and DRC, pursuant to which Sub will merge with and into DRC and the Company will issue Common Stock to shareholders of DRC in exchange for their shares of DRC, such that DRC will become a subsidiary of the Company;

          (ii) Subject to approval by at least 80% of the aggregate votes entitled to be cast by holders of the outstanding Common Stock, Class B common stock and Series A preferred stock (the "Equity Stock"), voting together as a single class, and a majority of the votes entitled to be cast by holders of Class B common stock, voting separately (the "Required Vote"), certain amendments to the Charter and By-laws of the Company providing for, among other things, a change in the name of the Company, an increase in the amount of authorized common stock, the creation of a new class of common stock, to be designated Class C Common Stock, all outstanding shares of which will be issued to The Edward J. DeBartolo Corporation ("EJDC") (a corporation controlled by members of the DeBartolo family), which shares will entitle EJDC to elect two members of the Board of Directors of the Company, an increase in the size of the Board of Directors of the Company from nine to 13 persons and the election of a slate of 13 persons thereto, the adoption of a limited system of classified terms for directors ending in 1999 and the changing of certain limits to the maximum ownership interests that may be held by certain stockholders; and

          (iii) if the SPG Proposal does not receive the Required Vote but does receive a majority of the aggregate votes entitled to be cast by holders of the outstanding Equity Stock, voting together as a single class, certain amendments to the Charter providing for a change in the name of the Company, an increase in the amount of authorized capital, the changing of certain limits to the maximum ownership interest that may be held by certain stockholders, and the election of a slate of nine persons to the Board of Directors whose service will commence at the effective time of the Merger;

all as more fully described in the Joint Proxy.

                 FOR  / /       AGAINST  / /       ABSTAIN  / /
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     2. To transact such other business as may properly come before the Special
Meeting or any and all adjournments thereof.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED ABOVE.

                                          DATED:          , 1996
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                                          -----------------------------------
                                                        SIGNATURE


                                          -----------------------------------
                                                SIGNATURE IF HELD JOINTLY

                                          PLEASE SIGN EXACTLY AS NAME(S) APPEAR
                                          ON THIS PROXY CARD. WHEN SHARES ARE
                                          HELD BY JOINT TENANTS, BOTH SHOULD
                                          SIGN. WHEN SIGNING AS
                                          ATTORNEY-IN-FACT, EXECUTOR,
                                          ADMINISTRATOR, PERSONAL
                                          REPRESENTATIVE, TRUSTEE, OR GUARDIAN,
                                          PLEASE GIVE FULL TITLE AS SUCH. IF A
                                          CORPORATION, PLEASE SIGN IN FULL
                                          CORPORATE NAME BY PRESIDENT OR OTHER
                                          AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                          PLEASE SIGN IN PARTNERSHIP NAME BY
                                          AUTHORIZED PERSON.

 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                     PROXY
                           SIMON PROPERTY GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 6, 1996

     The undersigned hereby appoints David Simon, Herbert Simon and Melvin Simon, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Annual Meeting (the "Annual Meeting") of Stockholders of Simon Property Group, Inc. (the "Company"), to be held at the Indianapolis Hyatt Regency, One South Capitol Avenue, Indianapolis, Indiana, on August 6, 1996, immediately following the Special Meeting of Stockholders of the Company which will begin at 10:00 a.m., Indianapolis time, and any and all adjournments thereof, all of the shares of common stock, par value $.0001 per share, of the Company according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following.

     1. To elect five directors to serve until the earlier to occur of (i) the effective time of the merger (the "Merger") of Day Acquisition Corp., a wholly-owned subsidiary of the Company ("Sub"), with and into DeBartolo Realty Corporation ("DRC"), as more fully set forth in the Prospectus/Joint Proxy Statement of the Company and DRC, dated June , 1996, and (ii) the next annual meeting of the Company or until their successors are elected and have qualified:

             Nominees: Birch Bayh, William Dillard, II, Joseph R. Perella, Terry
        S. Prindiville, J. Albert Smith, Jr.

        / / Vote for all nominees listed above
        / / Vote withheld for all nominees listed above
        / / Vote for all nominees listed above except

     2. To approve the appointment of Arthur Andersen LLP as independent accountants of the Company for the 1996 fiscal year:

         / / FOR               / / AGAINST              / /ABSTAIN

     3. To transact such other business as may properly come before the Annual Meeting or any and all adjournments thereof.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2. IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

                                           DATED:         , 1996
                                                 ---------


                                           -----------------------------------
                                                         SIGNATURE


                                           -----------------------------------
                                                 SIGNATURE IF HELD JOINTLY

                                           PLEASE SIGN EXACTLY AS NAME(S) APPEAR
                                           ON THIS PROXY CARD. WHEN SHARES ARE
                                           HELD BY JOINT TENANTS, BOTH SHOULD
                                           SIGN. WHEN SIGNING AS ATTORNEY-IN-
                                           FACT, EXECUTOR, ADMINISTRATOR,
                                           PERSONAL REPRESENTATIVE, TRUSTEE, OR
                                           GUARDIAN, PLEASE GIVE FULL TITLE AS
                                           SUCH. IF A CORPORATION, PLEASE SIGN
                                           IN FULL CORPORATE NAME BY PRESIDENT
                                           OR OTHER AUTHORIZED OFFICER. IF A
                                           PARTNERSHIP, PLEASE SIGN IN
                                           PARTNERSHIP NAME BY AUTHORIZED
                                           PERSON.

 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                     PROXY

                          DEBARTOLO REALTY CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                SPECIAL MEETING OF SHAREHOLDERS, AUGUST 6, 1996

    The undersigned hereby appoints Richard S. Sokolov and Kim A. Rieck, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the special meeting (the "Special Meeting") of Shareholders of DeBartolo Realty Corporation (the "Company"), to be held on August 6, 1996, commencing at 11:00 a.m., local time, at 7655 Market Street, Youngstown, Ohio 44513, and any and all adjournments thereof, all of the shares of common stock, par value $0.01 per share, of the Company according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following.

    1. To approve a proposal to adopt an Agreement and Plan of Merger, dated as of March 26, 1996, as amended, among Simon Property Group, Inc. ("SPG"), Day Acquisition Corp. ("Sub," a wholly-owned subsidiary of SPG) and the Company, providing for the merger (the "Merger") of Sub with and into the Company, and to authorize the Merger and certain related transactions, as more fully set forth
in the Prospectus /Joint Proxy Statement of the Company and SPG, dated June   ,
1966.

         FOR  / /               AGAINST  / /               ABSTAIN  / /

    2. To transact such other business as may properly come before the Special Meeting or any and all adjournments thereof.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 LISTED ABOVE.

                                                    Dated: , 1996

                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Signature if held jointly

                                                    PLEASE SIGN EXACTLY AS
                                                    NAME(S) APPEAR ON THIS PROXY
                                                    CARD. WHEN SHARES ARE HELD
                                                    BY JOINT TENANTS, BOTH
                                                    SHOULD SIGN. WHEN SIGNING AS
                                                    ATTORNEY-IN-FACT, EXECUTOR,
                                                    ADMINISTRATOR, PERSONAL
                                                    REPRESENTATIVE, TRUSTEE, OR
                                                    GUARDIAN, PLEASE GIVE FULL
                                                    TITLE AS SUCH. IF A
                                                    CORPORATION, PLEASE SIGN IN
                                                    FULL CORPORATE NAME BY
                                                    PRESIDENT OR OTHER
                                                    AUTHORIZED OFFICER. IF A
                                                    PARTNERSHIP, PLEASE SIGN IN
                                                    PARTNERSHIP NAME BY
                                                    AUTHORIZED PERSON.

 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.